SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)  OF THE
SECURITIES EXCHANGE ACT OF 1934

June 6, 2006

CTI INDUSTRIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(847) 382-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On June 6, 2006 (the “Closing Date”), CTI Industries Corporation (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its common stock, no par value per share (the “Common Stock”) for a total purchase price of up to Five Million Dollars ($5,000,000).  For each share of Common Stock purchased under the SEDA, Cornell will pay to the Company one hundred percent (100%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock on the principal market (whichever is at such time the principal trading exchange or market for the Common Stock) during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA). However, the Company and Cornell have agreed that the Company will not sell to Cornell in excess of 400,000 shares unless and until the Company shall have obtained shareholder approval for such sales.

Cornell will retain five percent (5%) of each advance under the SEDA. The Company has paid to Yorkville Advisors, LLC (“Yorkville”) a structuring fee equal to Fifteen Thousand Dollars on the Closing Date and shall pay Five Hundred Dollars ($500) to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA). Cornell’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to that certain Registration Rights Agreement dated as of the Closing Date and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than One Hundred Thousand Dollars ($100,000).

The Company also entered into that certain Placement Agent Agreement (the “PAA”), dated as of the Closing Date, by and among the Company, Cornell and Newbridge Securities Corporation (“Newbridge”) pursuant to which the Company engaged Newbridge to act as it exclusive placement agent in connection with the SEDA. Upon the execution of the PAA, the Company issued to Newbridge Three Thousand Five Hundred (3,500) shares (the “Shares”) of the Company’s Common Stock. Newbridge is entitled to “piggy-back” registration rights with respect to the Shares.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Standby Equity Distribution Agreement, dated as of May 5, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Registration Rights Agreement, dated as of May 5, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.3	Placement Agent Agreement, dated as of May 5, 2006, by and among the Company, Cornell Capital Partners, LP and Newbridge Securities Corporation, as placement agent	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006

CTI INDUSTRIES CORPORATION

	By:	/s/ Stephen M. Merrick
Name: Stephen M. Merrick
Title: Executive Vice President